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                                                                 EXHIBIT 3(i)1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  NANOGEN, INC.

         NANOGEN, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

                  FIRST:  The name of this corporation is Nanogen, Inc.

                  SECOND: The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on September 10, 1997 and the original name of the corporation was Nanogen (Delaware), Inc. A Restated Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on November 7, 1997. A Certificate of Merger whereby Nanogen, Inc., a California corporation, was merged with and into this corporation and this corporation's name was changed to Nanogen, Inc. was filed with the Secretary of State of the State of Delaware on November 10, 1997. Certificate of Amendments were filed with the Secretary of State of the State of Delaware on January 28, 1998 and April 6, 1998.

                  THIRD: The Restated Certificate of Incorporation of said corporation shall be amended and restated to read in full as follows:


                                    ARTICLE I

         The name of this corporation is NANOGEN, INC..


                                   ARTICLE II

         The registered office of the corporation within the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                                   ARTICLE III

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

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                                   ARTICLE IV

         A. AUTHORIZED STOCK. The total number of shares of all classes of capital stock which the corporation shall have authority to issue is fifty-five million (55,000,000), of which fifty million (50,000,000) shares of the par value of one tenth of one cent ($.001) each shall be Common Stock (the "Common Stock") and five million (5,000,000) shares of the par value of one tenth of one cent ($.001) each shall be Preferred Stock (the "Preferred Stock"). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such Preferred Stock holders is required pursuant to the provisions established by the Board of Directors of this corporation (the "Board of Directors") in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in this Restated Certificate of Incorporation, the only stockholder approval required shall be the affirmative vote of a majority of the combined voting power of the Common Stock and the Preferred Stock so entitled to vote.

         B. PREFERRED STOCK. The Preferred Stock may be issued in any number of series, as determined by the Board of Directors. The Board of Directors may by resolution fix the designation and number of shares of any such series, and may determine, alter, or revoke the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series. The Board of Directors may thereafter in the same manner, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, increase or decrease the number of shares of any such series (but not below the number of shares of that series then outstanding). In case the number of shares of any series shall be decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         C.   COMMON STOCK.

              1. RELATIVE RIGHTS OF PREFERRED STOCK AND COMMON STOCK. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

              2. VOTING RIGHTS. Except as otherwise required by law or this Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation.

              3. DIVIDENDS. Subject to the preferential rights of the Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the corporation which are by law available therefor, dividends payable either in cash, in property or in shares

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         of capital stock.

              4. LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any dissolution, liquidation or winding up of the affairs of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Restated Certificate of Incorporation, to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.


                                    ARTICLE V

         The corporation is to have perpetual existence.


                                   ARTICLE VI

         A. CLASSIFIED BOARD. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of office of directors of one class shall expire at each annual meeting of stockholders, and in all cases as to each director when such director's successor shall be elected and shall qualify or upon such director's earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible. At each annual meeting of stockholders the number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election.

         B. CHANGES. The Board of Directors of this corporation, by amendment to the corporation's bylaws, is expressly authorized to change the number of directors in any or all of the classes of directors without the consent of the stockholders.

         C. ELECTIONS. Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

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                                   ARTICLE VII

         A. POWER OF STOCKHOLDER TO ACT BY WRITTEN CONSENT. No action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

         B. SPECIAL MEETINGS OF STOCKHOLDERS. Special meetings of the stockholders of the corporation may be called for any purpose or purposes, unless otherwise prescribed by statute or by this Restated Certificate of Incorporation, only at the request of the Chairman of the Board of Directors, the Chief Executive Officer or President of the corporation or by a resolution duly adopted by the affirmative vote of a majority of the Board of Directors.


                                  ARTICLE VIII

         The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation; provided, however, that any adoption, amendment or repeal of the Bylaws of the corporation by the Board of Directors shall require the approval of at least sixty-six and two-thirds percent (66 2/3%) of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board of Directors). The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the corporation, provided, however, that in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the stockholders of any provisions of the Bylaws of the corporation.


                                   ARTICLE IX

         The books of the corporation may be kept at such place within or without the State of Delaware as the bylaws of the corporation may provide or as may be designated from time to time by the board of directors of the corporation.

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                                    ARTICLE X

         Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receivers appointed for the corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority, in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.


                                   ARTICLE XI

         A. LIMITATION ON LIABILITY. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derived an improper personal benefit.

         If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law.

         B. INDEMNIFICATION. Each person who is or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees,

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judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in the second paragraph hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the corporation for any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         If a claim under the first paragraph of this section is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         C. INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the

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corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         D. REPEAL AND MODIFICATION. Any repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection of any director, officer, employee or agent of the corporation existing at the time of such repeal or modification.


                                   ARTICLE XII

         The corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.


                                  ARTICLE XIII

         Notwithstanding any other provision of this Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend in any respect or repeal this Article XIII, or Articles VI, VII, VIII and XI.

                                    * * * * *

                  Four: This Restated Certificate of Incorporation was duly adopted by the Board of Directors of this corporation.

                  Five: This Restated Certificate of Incorporation was duly adopted by written consent of the stockholders of the corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and written notice of such action has been given as provided in Section 228.

         IN WITNESS WHEREOF, Nanogen, Inc. has caused this certificate to be signed by the undersigned officer, thereunto duly authorized, this 17th day of April 1998.




                                        By:     /s/ Harry J. Leonhardt, Esq
                                           ----------------------------------
                                                 Harry J. Leonhardt, Esq.
                                             Vice President, General Counsel
                                                      and Secretary

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